EXHIBIT 99.1

Planar to Consolidate Manufacturing Operations,
Close Photonics Initiative;
Announces Fiscal 2003 Guidance

BEAVERTON, Ore., August 16, 2002 – Planar Systems, Inc. (NASDAQ: PLNR), a worldwide leader in the development and marketing of flat-panel display systems, will consolidate production of electroluminescent (EL) display panels into a single factory and end its photonics initiative. The company is also announcing today its business outlook for fiscal 2003.

Manufacturing of all the company’s EL panels will be transitioned to its Espoo, Finland facility, and the Evergreen EL plant in Hillsboro, Oregon will be closed within the next 12 months. The company expects to record a pre-tax charge in its fiscal fourth quarter, related to the Hillsboro plant shut down, of between $11 million and $12 million, the cash portion of which will be approximately $2.5 million. Annual savings from the consolidation, expected to be realized in fiscal 2004, are estimated to be in excess of $5 million including about $1.9 million of depreciation.

“Our production teams have accomplished significant yield improvements over the past year, making possible the cost savings expected from this consolidation. At the same time, our forecasts show declining demand for monochrome displays,” said Balaji Krishnamurthy, president and CEO. “EL-based systems remain a superb solution for certain applications and we will continue to serve those needs, but as the market changes to demand more full-color products, Planar continues to change too.”

EL displays are renowned for ruggedness, temperature tolerance and high contrast across wide viewing angles, but have been commercially viable only in a monochrome format. Planar was founded on EL technology and has been the world’s leader with such displays since the mid-1980s, but has diversified its products in recent years such that more than two-thirds of its products include full-color glass panels supplied by various component manufacturers. The company’s strategy calls for technology neutrality, enabling deployment of a wide range of display solutions without the capital investment required in component manufacturing or the risk inherent in developing emerging technologies.

Currently, 35 people support the production of EL products in Planar’s Hillsboro facility, and the company expects to eliminate these positions within twelve months.

“The professionalism of the Evergreen team is unsurpassed, and the company will help them in this transition,” continued Krishnamurthy. “This move also reflects the confidence and high expectations we have in our Finland production team.”

Planar’s photonics business, launched in early 2001 to deploy the company’s proprietary thin-film deposition and liquid-crystal technology into what was then a promising telecommunications market, will also be closed. This project’s 20 full-time positions, located in Beaverton and Lake Mills, Wisconsin, will be eliminated. A pre-tax charge related to the closure of the photonics business, estimated to be approximately $4 million with a cash portion of about $0.5 million, will be recorded in the fourth quarter of fiscal 2002, and the business is expected to be closed within 3 months.

The photonics project succeeded in producing highly competitive thin-film filters, for use in wave-guide multiplexers in fiber-optic networking systems, using patented atomic layer deposition technology. Liquid-crystal switching devices, designed for optical switching mechanisms, also exceeded technical expectations. But since this program was conceptualized in 2000, the profound slowdown in the telecommunications industry has left few market opportunities for those products for the foreseeable future.

“The photonics business was the second project to emerge from our idea incubator called Quantum Programs, and we know we’re going to win some and lose some. We took a calculated risk on what seemed to be a major opportunity, and I believe we made the right call knowing what we knew then,” said Krishnamurthy. “The engineers and scientists involved in the photonics program achieved all the necessary technical milestones, but we did not anticipate the severity of the telecommunications downturn.”

When combined with the previously announced $3 million to $4 million charge to be recorded for the closure of the company’s Lake Mills, Wisconsin facility, total fourth-quarter charges are expected to amount to between $18 and $20 million. The cash portion of the total charges is expected to be between $3.5 and $4 million, which is expected to be largely offset by cash received from the sale of equipment and property. Once the transitions are complete, gross profit improvements and operating expense savings from the closure of the Lake Mills and Hillsboro facilities are estimated to total approximately $8 million to $9 million per year, while investments previously directed to photonics will be reallocated to other Quantum programs.

BUSINESS OUTLOOK

The following statements are forward looking and actual results may differ materially. As of this date, the company’s expectations for the fiscal year ending September 26, 2003 are as follows:

•	The company currently expects sales of approximately $230 million in fiscal 2003, of which desktop monitor sales are expected to be between $70 million and $80 million.

•
The company currently expects fiscal 2003 net income to be approximately $1.00 per fully diluted share. While negligible variable compensation has been paid in fiscal 2002 to-date, this net income outlook for fiscal 2003 reflects the anticipated payment of approximately $4.5 million in variable compensation.

•	The company expects gross margin to be between 31 percent and 32 percent and operating income to be about 10 percent, both as a percentage of sales, in fiscal 2003.

•	The company expects net income in the first quarter of 2003 to be impacted by expenses from the final quarter of operation of the Lake Mills facility.

An audio webcast of a presentation being conducted today by Steve Buhaly, chief financial officer, is available live beginning at approximately 1:05 p.m. Pacific today, or by replay through August 23, 2002. The webcast and archives are accessible via links on the company’s Web site, www.planar.com, and www.companyboardroom.com.

ABOUT PLANAR

Planar Systems is a worldwide leader in the development and marketing of electronic information display systems. The company specializes in collaborative relationships with customers, designing and producing flat-panel display solutions ranging from desktop monitors to high-performance displays for challenging field applications in medical and industrial markets. Founded in 1983 and publicly traded on The Nasdaq National Market as ‘PLNR’, Planar is headquartered in Oregon, USA, and operates manufacturing and sales in the United States and Europe. For more information please visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

The statements by Balaji Krishnamurthy, statements regarding anticipated charges and the statements in the Business Outlook section above are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including those described above and the following: transition of products from existing manufacturing locations to proposed manufacturing locations may not be executed as planned, and the sale of surplus facilities and equipment may not be successful. In addition, actual results could be affected by domestic and international business and economic conditions, changes in growth in the flat-panel monitor industry, changes in customer demand or ordering patterns, changes in the competitive environment including pricing pressures or technological changes, continued success in technological advances, shortages of manufacturing capacity from our third-party manufacturing partners, final settlement of contractual liabilities, future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s Securities and Exchange Commission filings. Actual results also could vary materially from the description contained herein due to the risks inherent in the acquisition of businesses and technologies, including integration issues, unanticipated costs and expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, the timing and successful completion of technology and product development through volume production and risks that the acquisition can not be completed successfully or that anticipated benefits are not realized. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

PLANAR is a registered trademark of Planar Systems, Inc.

CONTACT:
Stewart Clark, Investor Relations Director
503-748-6984 / stewart_clark@planar.com